Exhibit 99.2

QualSpec Group, LLC

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2014 and 2013

QualSpec Group, LLC

December 31, 2014 and 2013

Independent Auditor’s Report

To the Members

QualSpec Group, LLC

We have audited the accompanying consolidated financial statements of QualSpec Group, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of QualSpec Group, LLC and its subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

San Antonio, Texas

March 27, 2015

QualSpec Group, LLC

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013
Assets
Current Assets
Cash	$2,948,491	$538,301
Accounts receivable, net of allowance for doubtful accounts of $897,202 for 2014 and $987,061 for 2013	18,687,905	15,718,941
Prepaid expenses	1,906,831	1,508,007
Income tax refund receivable	—	244,461
Deferred income tax asset	279,283	249,177

Total current assets	23,822,510	18,258,887

Property and Equipment, Net	10,637,400	8,397,219

Other Assets, Net
Goodwill	19,444,703	19,444,703
Intangibles, net	28,429,238	33,522,742
Deferred financing costs, net	81,570	251,064
Note receivable—related party	50,000	50,000
Other assets	78,029	61,454

Total other assets	48,083,540	53,329,963

	$82,543,450	$79,986,069

Liabilities and Members’ Equity
Current Liabilities
Accounts payable—trade	$2,547,913	$2,482,212
Accounts payable—related parties	505,609	615,133
Accrued expenses	6,729,012	5,028,180
Income tax payable	596,120	—
Current portion of long-term debt	5,221,472	3,854,215

Total current liabilities	15,600,126	11,979,740
Long-term Debt, Net of Current Portion	29,994,772	33,370,105
Deferred Income Tax Liability	153,061	141,911
Other Long-term Liability	—	19,633

Total liabilities	45,747,959	45,511,389

Members’ Equity
Member units—preferred, issued and outstanding, 52,782 in 2014 and 2013, liquidation preference of $2,436,500 for 2014 and $2,057,473 for 2013	1,143,997	1,143,997
Member units—common, issued and outstanding, 1,696,832 in 2014 and 2013	36,907,616	36,907,616
Additional paid-in capital	1,769,005	1,138,297
Retained deficit	(4,886,450)	(6,323,384)
Accumulated other comprehensive loss	—	(19,633)

	34,934,168	32,846,893
Noncontrolling Interest	1,861,323	1,627,787

Total members’ equity	36,795,491	34,474,680

	$82,543,450	$79,986,069

See Notes to Consolidated Financial Statements

QualSpec Group, LLC

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2014 and 2013

	2014	2013
Revenues	$164,478,339	$140,015,262
Cost of Sales	114,058,843	99,181,640

Gross Profit	50,419,496	40,833,622
Selling, General and Administrative Expenses	37,815,765	29,230,771

Income from Operations	12,603,731	11,602,851

Other Expenses
Interest	2,934,536	3,186,963
Management fees	673,014	624,225
Other nonoperating	2,531,818	1,819,391

	6,139,368	5,630,579

Income Before Provision for Income Tax	6,464,363	5,972,272
Provision for Income Tax	1,065,590	495,349

Net Income	5,398,773	5,476,923
Other Comprehensive Income	19,633	37,733

Comprehensive Income	$5,418,406	$5,514,656

Amounts Attributable to Noncontrolling Interests
Net income	$5,398,773	$5,476,923
Net income attributable to noncontrolling interest	(468,569)	(466,626)

Net income attributable to Parent	$4,930,204	$5,010,297

Comprehensive income	$5,418,406	$5,514,656
Less comprehensive (income) loss attributable to the noncontrolling interest	(468,569)	(466,626)

Comprehensive income attributable to Parent	$4,949,837	$5,048,030

See Notes to Consolidated Financial Statements

QualSpec Group, LLC

Consolidated Statements of Members’ Equity

Years Ended December 31, 2014 and 2013

	Preferred Member Units	Common Member Units	Additional Paid-in Capital	Retained Deficit	Other Comprehensive Loss	Noncontrolling Interest	Total
Balance, December 31, 2012	$1,451,768	$43,643,005	$804,129	$(8,909,963)	$(57,366)	$1,349,625	$38,281,198
Net income	—	—	—	5,010,297	—	466,626	5,476,923
Redemption of member units	(307,771)	(6,735,389)	—	—	—	—	(7,043,160)
Member distributions				(2,423,718)		(188,464)	(2,612,182)
Change in fair value of interest rate swap	—	—	—	—	37,733	—	37,733
Unit option compensation	—	—	334,168	—	—	—	334,168

Balance, December 31, 2013	1,143,997	36,907,616	1,138,297	(6,323,384)	(19,633)	1,627,787	34,474,680
Net income	—	—	—	4,930,204	—	468,569	5,398,773
Member distributions	—	—	—	(3,493,270)	—	(235,033)	(3,728,303)
Change in fair value of interest rate swap	—	—	—	—	19,633	—	19,633
Unit option compensation	—	—	630,708	—	—	—	630,708

Balance, December 31, 2014	$1,143,997	$36,907,616	$1,769,005	$(4,886,450)	$—	$1,861,323	$36,795,491

See Notes to Consolidated Financial Statement

QualSpec Group, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013
Operating Activities
Net income before attribution of noncontrolling interest	$5,398,773	$5,476,923
Net (income) attributable to noncontrolling interest	(468,569)	(466,626)

Net income attributable to QualSpec Group, LLC	4,930,204	5,010,297
Items not requiring (providing) cash
Depreciation and amortization	7,756,389	5,377,280
Amortization of deferred financing costs	165,540	244,864
Unit option compensation	630,708	334,168
Paid-in-kind interest	67,662	286,476
Deferred income taxes	(18,956)	(23,630)
Noncontrolling interest	468,569	466,626
(Increase) decrease in
Accounts receivable	(2,968,964)	(1,711,861)
Prepaid expenses	(398,824)	(30,040)
Income tax refund receivable	244,461	18,311
Other assets	(12,448)	(11,445)
Increase (decrease) in
Accounts payable	65,701	(940,645)
Income tax payable	596,120	—
Accrued expenses	1,700,832	683,676

Net cash provided by operating activities	13,226,994	9,704,077

Investing Activities
Purchase of property and equipment	(3,909,363)	(3,989,275)

Net cash used in investing activities	(3,909,363)	(3,989,275)

Financing Activities
Net borrowings (payments) on revolving credit facility	$—	$—
Redemption of member units	—	(7,043,160)
Member distributions	(3,728,303)	(2,612,182)
Proceeds from issuance of long-term debt	—	10,005,000
Long-term debt payments	(3,069,614)	(5,911,684)
Payments (to) from related party — net	(109,524)	6,138

Net cash used in financing activities	(6,907,441)	(5,555,888)

Increase in Cash	2,410,190	158,914
Cash, Beginning of Year	538,301	379,387

Cash, End of Year	$2,948,491	$538,301

Supplemental Cash Flow Information
Interest paid	$2,866,874	$2,901,973

Income taxes paid	$233,507	$328,220

Change in fair value of swap contract	$19,633	$37,733

Equipment acquired by capital lease obligations	$993,877	$—

See Notes to Consolidated Financial Statements

QualSpec Group, LLC

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1:	Organization and Description of Business

QualSpec Group, LLC (QualSpec) (Company), was incorporated in October 2008 for the purpose of acquiring 100 percent of the common stock of Altech Inspections, Inc. (Altech). In 2009, the Company acquired certain assets of another business, IESCO, Inc. (IESCO), a California-based company. In 2011, the Company also acquired certain assets of two additional Companies, T.C. Inspections, Inc. and Hawk Rope Access, Inc., both based in California. During 2013, the assets and operations of TC Inspections and Hawk Rope Access were merged into IESCO. Also, in 2013, the Company changed its name to QualSpec Group, LLC, and changed the names of the acquired entities of Altech and IESCO to QualSpec, Inc., and QualSpec, LLC, in order to create one firm with an expanded geographical footprint from which to provide its advanced service offerings.

QualSpec Group, LLC, provides inspection and non-destructive testing services to customers in the refinery, petrochemical and other industries located throughout the United States. Additionally QualSpec also provides specialty access services for industries such as oil platforms, hydroelectric plants, bridges, shipping and other type facilities with difficult to reach locations.

QualSpec, Inc., has facilities in Corpus Christi and Houston, Texas, and Sulphur, Louisiana. QualSpec, LLC, has facilities in Torrance, Nipomo, Bakersfield and Benecia, California, as well as offices in Fairbanks, Arkansas; Mount Vernon, Washington; Kenner, Louisiana and Inver Grove Heights, Minnesota.

Note 2:	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, QualSpec Inc., and its 93.5 percent common ownership interest in QualSpec, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

In accordance with the guidance in FASB ASC 810-10-65, Transition Related to FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, the Company includes the net loss and comprehensive loss attributable to the noncontrolling interest in the consolidated statements of income and members’ equity. Any losses attributable to the noncontrolling interest will be allocated to the noncontrolling interest even if the carrying amount of the noncontrolling interest is reduced below zero. Any changes in ownership that do not result in a loss of control will be accounted for as equity transactions.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

At December 31, 2014 and 2013, the Company’s cash accounts exceeded federal insured limits by approximately $3,167,000 and $1,190,000, respectively.

Revenue Recognition

Revenues are recognized when the inspection services are performed.

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable represent amounts billed and unbilled for inspection services and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company does not require collateral from its customers. As of December 31, 2014 and 2013, the allowance for doubtful accounts was $897,202 and $987,061, respectively.

Property and Equipment

Property and equipment are stated at cost or estimated fair value (if acquired) as of the acquisition date and are depreciated or amortized over the estimated useful life of each asset using the straight-line method. Estimated useful lives are as follows:

Years
Field equipment	1 – 7
Office equipment	3 – 10
Transportation equipment	3 – 10
Software	3 – 5
Buildings and improvements	40

Maintenance and repairs, which neither add to the value of the property nor appreciably prolong its useful life, are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in income.

Impairment of Long-lived Assets

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Intangible Assets

Identifiable, amortizable intangible assets are being amortized on a straight-line basis over periods of 5 to 15 years based upon the nature of the identifiable intangible asset. All such assets are periodically evaluated as to recoverability of their carrying values.

Goodwill

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Derivatives

Derivatives are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. For exchange-traded contracts, fair value is based on quoted market prices. For nonexchange-traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value may require significant management judgment or estimation.

Income Taxes

The Company’s members have elected to have the Company’s income taxed as a partnership under provisions of the Internal Revenue Code (IRC) and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns. QualSpec, Inc., is a C corporation for federal and state income tax purposes and, therefore, income taxes are accounted for in accordance with ASC 740, Accounting for Income Taxes. The income tax accounting guidance results in two components of income tax expense, current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. QualSpec, Inc., determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Self-Insurance

QualSpec has elected to self-insure certain costs related to its health and dental insurance programs for its employees. Costs resulting from noninsured losses are charged to income when incurred. The Company has purchased insurance that limits its exposure for individual and aggregate claims.

Unit Incentive Plan

At December 31, 2014 and 2013, the Company has a unit-based employee compensation plan, which is described more fully in Note 7.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized appreciation (depreciation) on the fair value of the derivative financial instruments.

Note 3:	Property and Equipment

A summary of property and equipment as of December 31, 2014 and 2013, is as follows:

	2014	2013
Land	$199,226	$199,226
Buildings	1,982,659	1,982,659
Leasehold improvements	433,630	303,228
Inspection equipment	15,093,637	11,482,532
Office equipment and furniture	1,136,486	1,098,100
Software	1,155,425	1,079,841
Vehicles	3,553,990	2,507,918

	23,555,053	18,653,504
Less accumulated depreciation	12,917,653	10,256,285

	$10,637,400	$8,397,219

Depreciation expense for the years ended December 31, 2014 and 2013, amounted to $2,662,885 and $2,503,392, respectively.

Note 4:	Acquired Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets and goodwill at December 31, 2014 and 2013, is as follows:

	2014		2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets
Covenant not to compete	$800,380	$779,205	$800,380$	735,111
Customer list	29,898,340	15,429,466	29,898,340	12,703,248
Trade name	16,262,381	2,323,192	16,262,381	—

	$46,961,101	$18,531,863	$46,961,101$	13,438,359

Goodwill
QualSpec, Inc.	$9,213,254		$9,213,254
QualSpec, LLC	10,231,449		10,231,449

Goodwill	$19,444,703		$19,444,703

Effective January 1, 2014, the Company determined that acquired trade names have a finite life due to the transition to the use of the Qualspec names. As a result, the Company will amortize the acquired trade names over a seven year life, resulting in amortization expense of trade name for 2014 of $2,323,192. Prior to 2014, trade names were considered to have indefinite lives and, as such, were considered unamortizable. Amortization expense for the above intangible assets was $5,093,504 and $2,873,888 for the years ended December 31, 2014 and 2013, respectively. Estimated amortization expense for the next five years is as follows:

Years Ending December 31,

2015	$4,923,803
2016	$4,914,038
2017	$4,910,783
2018	$4,910,783
2019	$4,910,781

	2014	2013
Goodwill balance at beginning of year	$19,444,703	$19,444,703
Additional costs capitalized as goodwill	—	—

Goodwill balance at end of year	$19,444,703	$19,444,703

There was no change in the carrying amount of goodwill for the years ended December 31, 2014 and 2013.

Note 5:	Long-term Debt

	2014	2013
Senior debt	$19,750,000	$22,750,000
Senior subordinated debt	9,041,981	8,974,320
Sellers’ notes	5,500,000	5,500,000
Revolving credit facility	—	—
Capital lease obligations	924,263	—

	35,216,244	37,224,320
Less current maturities—amortizing	5,221,472	3,000,000
Less current maturities—excess cash flow	—	854,215

	$29,994,772	$33,370,105

Senior Term Loan and Revolving Credit Facility

At December 31, 2014, the Company has a senior secured term credit facility with an amended aggregate term advance amount of $25,000,000 and a $10,000,000 senior secured revolving credit facility that are administered by the senior lender.

The senior secured term credit facility is secured by real and personal property, including accounts receivable, inventory, equipment and intangible assets. The term loan bears interest at a floating rate or LIBOR plus an applicable margin. At December 31, 2014, the Company had elected a LIBOR rate of .24 percent plus the base rate of 4.5 percent with an effective overall rate of 4.76 percent. The loan is payable quarterly with principal due in consecutive quarterly installments of $750,000 through April 5, 2017, at which time all remaining unpaid principal on the term advances will be due and payable.

The $10,000,000 senior secured revolving facility is secured by real and personal property, including accounts receivable, inventory, equipment and intangible assets. Advances on the revolver are limited to a borrowing base of the revolving cap or 85 percent of eligible accounts receivable as defined in the Credit Agreement. The revolving facility bears interest at a floating rate or LIBOR plus an applicable margin with interest payable quarterly. At December 31, 2014, the Company had elected the floating rate of 6.75 percent. The revolving facility matures April 5, 2017.

The senior loan and revolving credit facilities include various covenants which impose a number of financial ratio requirements and restrictive covenants that, among other things, limit the Company’s ability to incur additional indebtedness, create liens or pay dividends. In addition, as defined in the agreement, the facilities also require mandatory principal prepayments equal to 75 percent of excess cash flow as defined. The agreement also provides for a 50 percent excess cash flow prepayment if a certain leverage ratio is met at the end of each year and an exemption from an excess cash flow prepayment if the leverage ratio falls below a certain ratio. At December 31, 2014 and 2013, excess cash flow principal payments due, as defined, amount to $-0- and $854,215, respectively; these are classified as current maturities in the accompanying consolidated financial statements. All voluntary prepayments of debt shall include a premium of $135,000 if paid prior to the third anniversary, unless such prepayment meets certain conditions as defined in the credit facility. The Company was in compliance with the loan covenants at December 31, 2014 and 2013.

The loan agreement also requires the Company to pay an Unused Fee that is defined as the product of an annual rate equal to one-half of one percent (0.50 percent) and the daily rate average amount by which the sum of the aggregate revolving commitment exceeds the revolving facility outstanding amount, payable quarterly in arrears. Any Unused Fee remaining unpaid on the revolving commitment termination date shall be due and payable on such date.

Senior Subordinated Debt

The Company has four Senior Subordinated Debt agreements at December 31, 2014 and 2013. Subordinated Debt Series A in the original amount of $6,000,000 was used to fund a portion of the Altech acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $1,034,090 in principal and interest added on this note. As of December 31, 2014, the outstanding balance owed was $3,204,952 of which $65,492 represents interest which has been added to principal pursuant to this option during 2014. As of December 31, 2013, the outstanding balance owed was $3,183,675 of which $44,215 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on October 5, 2017.

The Subordinated Debt Series B in the original amount of $6,000,000 was used to fund a portion of the IESCO acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 12 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $1,025,494 in principal and interest added on this note. As of December 31, 2014, the outstanding balance owed was $3,405,959 of which $67,638 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2013, the outstanding balance owed was $3,384,027 of which $45,706 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on October 5, 2017.

The Subordinated Debt Series C-1 in the original amount of $2,375,000 was used to fund a portion of the TC Inspections acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $378,267 in principal and interest added on this note. As of December 31, 2014, the outstanding balance owed was $1,214,489 of which $23,897 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2013, the outstanding balance owed was $1,206,426 of which $15,834 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on October 5, 2017.

The Subordinated Debt Series C-2 in the original amount of $2,375,000 was used to fund a portion of the Hawk Rope Access acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $378,298 in principal and interest added on this note. As of December 31, 2014, the outstanding balance owed was $1,216,581 of which $32,675 represents interest which has been added to principal pursuant to this option during 2014. As of December 31, 2013, the outstanding balance owed was $1,200,192 of which $16,286 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on October 5, 2017.

The Company had the option to prepay the Subordinated Debt Series A and Series B, in whole or in part, in amounts equal to the lesser of the aggregate amount of the principal amount outstanding on the Subordinated Debt or in an integral multiple of $100,000 with a minimum of $500,000.

There were no such prepayments made on the Series A. Prepayments of Subordinated Debt Series B shall include a premium, unless arising from a sales transaction, equal to the present value of all future interest payments computed using the treasury 5-year note rate for the week ending prior to the date of payment plus one percent if made by October 4, 2013.

These loans are subject to certain financial and restrictive covenants that, among other things, limit the Company’s ability to incur additional indebtedness, create liens and pay dividends. The Company was in compliance with the covenants on these loans at December 31, 2014.

All borrowings pursuant to the Subordinated Debt are secured by the assets of the Company.

Seller Notes

In connection with the Altech acquisition, the Company entered into various note agreements with the selling shareholders of Altech in the aggregate amount of $2,000,000. These notes bear interest at eight percent, payable quarterly in arrears and are due on April 5, 2016.

In connection with the IESCO acquisition, the Company entered into a note agreement with the selling shareholder of IESCO in the amount of $2,000,000. This note bears interest at ten percent, payable quarterly in arrears and is due on April 5, 2016.

In connection with the TC Inspections and Hawk Rope Access acquisitions, the Company also entered into a note agreement with the selling shareholder of T. C. Inspections, Inc., and Hawk Rope Access, Inc., in the amount of $1,500,000. This note bears interest at eight percent, payable quarterly in arrears and is due on April 5, 2016.

Debt Financing Costs

In connection with the issuance of the senior secured term and revolving credit facility and Subordinated Debt, during 2011, the Company incurred financing costs of $1,079,679, which have been deferred and are being amortized as additional borrowing costs utilizing the interest method over the life of the related borrowings. Amortization expense for the years ended December 31, 2014 and 2013, was $165,540 and $244,864, respectively.

Senior and Subordinated Debt Amendments

Effective December 19, 2014, QualSpec entered into the Sixth Amendment to Credit Agreement (Sixth Amendment) with it senior lender, which allowed for up to $4,000,000 in capital leases and other indebtedness secured by liens on equipment.

On May 30, 2014, QualSpec entered into the Fifth Amendment to Credit Agreement (Fifth Amendment) with its senior lender, which increased the revolving commitment up to $10,000,000. In addition, the Fifth Amendment allowed for up to $2,000,000 in capital leases and indebtedness secured by liens and capital expenditures up to $5,000,000.

Effective May 8, 2013, QualSpec entered into the Fourth Amendment to Credit Agreement (Fourth Amendment) with its senior lender which increased the aggregate amount of the lender’s commitment up to $25,000,000 and provided for the payment of amounts due in connection with the redemption of members’ units during 2013 as disclosed in Note 11.

In connection with the Fourth Amendment to Credit Agreement with its senior lender discussed above, the Company simultaneously entered into a First Amendment To Mezzanine Subordination Agreement with all of its senior subordinated debt holders, which increased the maximum senior debt amount to $41,005,000 and provided for the prepayment of certain principal amounts on the subordinated notes not to exceed $2,861,840. Along with the First Amendment to the Mezzanine Subordination Agreement, the Company also amended the Securities Purchase Agreement which changed the interest rates on all four of the senior subordinated notes to 14 percent per annum.

On May 31, 2012, the Company entered into the Second Amendment to Credit Agreement (Second Amendment) with its senior lender whereby the aggregate amount of the lender’s revolving commitment was temporarily increased by $2,500,000 to an aggregate amount equal to $9,500,000 for the period from and including the First Amendment Effective Date but excluding September 30, 2012 (and the aggregate amount of the Lenders’ Revolving Commitments decreased to $7,000,000 on September 30, 2012). Simultaneously, the Company entered into the Fourth Amendment to Amend and Restated Securities Purchase Agreement and Waiver with its senior subordinated lenders. These Agreements restated the total leverage ratio, the senior leverage ratio and the fixed charge ratio coverage requirements for the Company resetting the financial covenants beginning in the second quarter of 2012.

Capital Lease Obligations

QualSpec maintains a master equity lease agreement with a third party lender, which was utilized during the year ended December 31, 2014, to acquire vehicles included in fixed assets with a total acquisition cost of $1,032,877. QualSpec financed a total of $993,877 under this master lease agreement.

Long-term Debt Maturities

Aggregate annual maturities of long-term debt at December 31, 2014, are:

Year Ending December 31,

	Long-term Debt (Excl. Leases)	Capital Lease Obligations
2015	$5,000,000	$269,170
2016	6,500,000	269,170
2017	22,791,981	514,721

	$34,291,981

Less amount representing interest		(128,798)

Present value of future minimum lease payments		$924,263

Property and equipment include the following property under capital leases:

2014
Vehicles	$1,032,877
Less accumulated depreciation	(68,317)

$964,560

Note 6:	Derivative Financial Instruments

As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, in 2011, the Company entered into an interest rate swap agreement related to its senior secured term credit facility with the original balance of $20,000,000. The swap agreement was terminated during 2014 and $19,633 was recognized in comprehensive income. The swap agreement provided for the Company to receive interest from the counterparty at LIBOR and to pay interest to the counterparty at a fixed rate of 0.89 percent on a notional amount of $6,425,000 at December 31, 2013.

Management designated the 2011 interest rate swap agreement as cash flow hedging instruments and determined that the agreement did qualify for hedge accounting under the provisions of ASC 815. The liability fair value at December 31, 2013, of the swap agreement amounted to $(19,633).

The following summarizes the location and liability fair value amounts of all derivative contracts in the consolidated financial statements as of and for the years ended December 31, 2014 and 2013:

2014
Derivatives	Location of Derivative Gain (Loss)	Amount
Derivatives designated as hedging contracts
Unrealized gain on interest rate swaps	Comprehensive income	$19,633

		$19,633

Derivatives not designated as hedging contracts
Realized gain on interest rate swaps	Interest expense, net	$—

2013
Derivatives	Location of Derivative Gain (Loss)	Amount
Derivatives designated as hedging contracts
Unrealized loss on interest rate swaps	Comprehensive income	$37,733

		$37,733

Derivatives not designated as hedging contracts
Realized loss on interest rate swaps	Interest expense, net	$—

2013
Derivatives	Balance Sheet Location	Amount
Derivatives designated as hedging contracts
Interest rate swap contracts	Other long-term liabilities	$(19,633)

Total derivatives		$(19,633)

Note 7:	Unit Incentive Plan

The Company has a Unit Incentive Plan (Plan Agreement) under which employees and others may be granted options to purchase membership interests in the Company (Units). The Plan provides for the grant of up to 184,698 Units and can be issued as First Half of the Plan Units (First Half) and Second Half of the Plan Units (Second Half). Options issued pursuant to the Plan (i) expire no later than ten years from the grant date, (ii) vest ratably on the first, second, third and fourth anniversary date or the first, second and third anniversary date of the option grant with options becoming immediately exercisable in full upon a change in control only upon the board of directors of the Company electing to accelerate vesting, as defined in the Plan Agreement, and (iii) terminate upon the earliest of the (a) tenth anniversary date, (b) a violation of business covenants, as defined in option holder’s employment agreement, (c) an earlier termination in accordance with the terms of the Plan Agreement and (d) a change in control, as defined. All option Unit holders that exercise their options become subject to the terms of the Company’s LLC agreement.

The fair value of each option award is estimated on the date of grant using a binomial option valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of comparable companies that operate in the Company’s general industry group. The Company uses historical data to estimate option exercise and employee termination within the valuation model. In addition, separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from management’s expectation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.

	2014	2013
Expected volatility	54%	51%
Expected dividends	0%	0%
Risk-free rate	3%	3%
Expected terms (in years)	5	5

A summary of option activity under the Plan as of December 31, 2014, and changes during the year then ended, is presented below:

First Half of Plan Units	Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance, beginning of year	94,548	$23.98	5.56
Granted	75,000	50.00	9.50
Exercised	—	—
Forfeitures	(25,692)	30.16	7.43

Outstanding, end of year	143,856	$36.44	7.28

Exercisable, end of year	68,856	$21.67

Second Half of Plan Units	Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance, beginning of year	30,020	$34.33	7.30
Granted	—	—	—
Exercised	—	—	—
Forfeitures	(5,692)	50.50	7.20

Outstanding, end of year	24,328	$34.33	7.32

Exercisable, end of year	24,328	$31.10

The unit-based compensation expense for the years ended December 31, 2014 and 2013, was $630,708 and $334,166 respectively.

A summary of the status of the Company’s nonvested units as of December 31, 2014, is presented below:

First Half of Plan Units	Units	Weighted Average Grant Date Fair Value
Beginning of year	3,630	$10.34
Granted	75,000	41.21
Vested	(3,630)	10.34
Cancelled	—
Forfeited	—	—

Nonvested, end of year	75,000	$41.21

Second Half of Plan Units	Units	Weighted Average Grant Date Fair Value
Beginning of year	3,631	$8.19
Granted	—	—
Vested	(3,631)	8.19
Cancelled	—	—
Forfeited	—	—

Nonvested, end of year	—	$—

As of December 31, 2014 and 2013, there was $2,486,790 and $39,690 of total unrecognized compensation cost related to nonvested unit-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of three years. The total fair value of units vested during the year ended December 31, 2014, was $1,076,584.

Note 8:	Related Party Transactions

Pursuant to a management fee agreement, the management company of the Company’s majority member provides general strategic and business advisory services to the Company for an annual management fee equal to four percent of annual consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) plus reasonable out-of-pocket expenses. During 2014 and 2013, the Company incurred $673,014 and $624,225, respectively, in management fees and expenses pursuant to this agreement of which $-0- and $13,923 was payable at December 31, 2014 and 2013.

The Company’s Subordinated Debt Agreements, as discussed in Note 5, are with members of the Company. Total interest expense incurred during 2014 and 2013 relating to these agreements was $1,281,471 and $1,489,292, respectively.

In 2008 the Company entered into note agreements with the selling shareholders of Altech as discussed in Note 5. These shareholders are also members of the Company. Total interest expense incurred during 2014 and 2013 was $160,000 for each year.

In 2009, the Company entered into a note agreement with the selling shareholder of IESCO, Inc., as discussed in Note 5. This shareholder is also a member of the Company. Total interest expense incurred during 2014 and 2013, was $199,992 and $169,995, respectively.

In 2011, the Company entered into a note agreement with the selling shareholder of T.C. Inspections, Inc., and Hawk Rope Access, Inc. This shareholder is also a member of the Company. Total interest expense incurred during 2014 and 2013 was $120,000 for each year.

The Company also leases two of its office facilities under different operating leases from certain of the selling shareholders of IESCO and T.C. Inspections, Inc. The lease with the selling shareholder of IESCO expires December 31, 2015, and the lease with the selling shareholder of T.C. Inspections, Inc., expired in 2014. Total rent expense for 2014 and 2013 amounted to $224,400. The lease payments due to the related party in 2015 total $198,000.

The acquisition of T.C. Inspections, Inc., and Hawk Rope Access, Inc., included a contingent amount based upon the attainment of a minimum working capital balance, as adjusted, as of the closing date. The final working capital requirement was achieved and resulted in additional consideration due of $1,105,609 of which $600,000 was deposited into an escrow account at closing. The resulting net working capital adjustment payable at December 31, 2014 and 2013, amounted to $505,609 which is due to the seller shareholder of T.C. Inspections, Inc., and Hawk Rope Access, Inc. In addition, the Company had various transactions with T.C. Inspections, Inc., and Hawk Rope Access, Inc., resulting in an additional amount due of $-0- and $95,601 as of December 31, 2014 and 2013, respectively.

The note receivable related party includes a $50,000 secured promissory note. The note is secured by a pledged interest in the borrower’s ownership units in the Company, with interest at six percent payable on a quarterly basis. The note matures on the earlier of August 2017 or the occurrence of a liquidity event affecting the Company.

Note 9:	Commitments

Employment Agreements

The Company had entered into employment contracts with certain employees who are also Unit holders of the Company. Under the terms of these contracts, the Company will pay salaries for the performance of the employees’ duties and responsibilities as specified in the respective agreements. Future minimum obligations relating to these agreements aggregate approximately $1,998,000. Total expense recorded in the accompanying statements of income and comprehensive loss for these agreements during 2014 and 2013, was approximately $1,113,000 and $1,961,000, respectively.

Self-Insurance

QualSpec self-insures individual claims for amounts up to $140,000. Any amounts claimed above these limits are covered by a reinsurance policy up to maximum claim amounts of $2,000,000 per individual. Provisions for losses incurred but not reported expected under these programs totaled $285,000 and $160,000 as of December 31, 2014 and 2013, respectively.

Note 10:	Income Taxes

The Company and each of its subsidiaries files separate income tax returns in the U.S. federal jurisdiction and various state jurisdictions. With a few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2011.

The income tax expense (benefit) attributable to the years ended December 31, 2014 and 2013, consists of the following components:

	2014	2013
Current
Federal	$747,751	$275,000
State	336,795	243,979

	1,084,546	518,979

Deferred
Federal	(18,956)	(23,630)

	(18,956)	(23,630)

	$1,065,590	$495,349

The reconciliation between the federal U.S. corporate tax rate of 34 percent and the Company’s effective tax rate for the period ended December 31, 2014 and 2013, is as follows:

Expected tax (benefit)	$2,197,883	$2,030,572
Non-deductible Company expenses	807,740	519,590
Nondeductible expenses	10,785	34,407
State income taxes, net of federal benefit	76,043	34,726
(Income) losses reported by pass-through entities	(2,261,905)	(2,259,978)
State income taxes reported bypass-through entities	221,578	141,845
Other	13,466	(5,813)

Income tax	$1,065,590	$495,349

The tax effect of temporary differences which give rise to deferred tax assets and liabilities at December 31, 2014 and 2013, is as follows:

	2014	2013
Deferred tax assets — current
Accrued wages and bonuses	$167,514	$139,460
Allowance for doubtful accounts	111,769	109,717

Total deferred tax assets	279,283	249,177

Deferred tax liabilities — long-term
Depreciation	(145,429)	(141,188)
Other	(7,632)	(723)

Total deferred tax liabilities	(153,061)	(141,911)

Net deferred tax asset	$126,222	$107,266

The above net deferred tax liability is presented on the balance sheets as follows:

	2014	2013
Deferred income tax asset	$279,283	$249,177
Deferred income tax liability	(153,061)	(141,911)

Net deferred tax asset	$126,222	$107,266

Note 11:	Members’ Equity

Preferred Member Units

On August 1, 2010, the QualSpec Group authorized and issued 36,284 shares of Class A-1 and 30,698 shares of Class A-2 preferred member units for $1,500,000 in contributed cash. Both Class A-1 and Class A-2 preferred shares are entitled to an 18 percent return compounded annually on such member’s unrecovered capital account, as defined. The undistributed preferred return at December 31, 2014 and 2013, amounted to approximately $1,292,503 and $913,476 respectively. The preferred shares are also entitled to distribution preferences equal to the aggregate excess of the preferred return over previous distributions and any remaining unrecovered capital. Once the preferred shares’ unreturned capital accounts are reduced to zero, the shares cease to be preferred.

Redemption of Member Units

During 2013, QualSpec re-acquired 310,760.90 shares of its common units, 7,414.18 shares of the Class A-1 and 6,785.92 shares of the Class A-2 preferred member units from two members in exchange for cash in the amount of $7,043,160 and an additional payment of $100,000 to one certain member that was the former selling shareholder of IESCO, Inc., to secure a non-compete and non-solicitation agreement.

Member Distributions

During the years ended December 31, 2014 and 2013, member distributions amounting to $3,728,303 and $2,612,182, respectively, were made as tax distributions in accordance with the terms of the limited liability company agreement.

Note 12:	Significant Customers

During the years ended December 31, 2014 and 2013, revenue from the Company’s five largest customers represented 70 percent of total revenue. The Company’s accounts receivable from customers with the five largest balances at December 31, 2014 and 2013, represented 66 percent and 58 percent, respectively, of total accounts receivable.

Note 13:	Benefit Plan

The Company has a 401(k) retirement plan covering all eligible employees. Participants in the plan may contribute up to 50 percent of their compensation, subject to Internal Revenue Service (IRS) limitations. A discretionary matching contribution can be made as established by the Company subject to IRS limitations. Total expense charged to operations during the years ended December 31, 2014 and 2013, amounted to $1,395,802 and $985,438, respectively.

Note 14:	Operating Leases

Non-cancellable operating leases for offices expire in various years through 2023. These leases generally contain renewal options for periods ranging from one-to-six years and require the Company to pay all executory costs (property taxes, maintenance and insurance). Rental payments include minimum rentals.

Future minimum lease payments at December 31, 2014, were:

2015	$783,258
2016	$590,595
2017	$595,063
2018	$603,854
2019	$541,405
Thereafter	$1,207,374

Rental expense for all operating leases for 2014 and 2013 amounted to $726,277 and $562,655, respectively.

Note 15:	Disclosures About Fair Values of Assets and Liabilities

The Company has adopted ASC Topic 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Interest Rate Swap

The fair value liability of the interest rate swap was $19,633 for 2013, and is estimated using forward-looking interest rate curves and discounted cash flows that are observable or that can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy.

The following table presents the fair value measurements of assets and (liabilities) recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2013:

		2013
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Interest rate swap
Huntington National Bank	$(19,633)	$—	$(19,633)	$—

	$(19,633)	$—	$(19,633)	$—

The following methods and assumptions were used to estimate the fair values of all other classes of financial instruments:

Cash

The fair value of cash approximates the carrying amount.

Receivables

The fair value of receivables approximates the carrying amount because of the short-term maturity of these instruments.

Note Receivable – Related Party

The fair value of the note receivable approximates the carrying amount because the stated rate on the note approximates the rate for similar notes.

Debt

The fair value of debt is based on the discounted future cash flows using the Company’s incremental borrowing rate for each type of financing. At December 31, 2014 and 2013, the stated rate on the debt approximates the incremental borrowing rate.

Note 16:	Contingency

The Company has been notified by a customer of a potential claim resulting from its inspection of certain pipelines and has put its insurance carriers on notice of such claim. The Company and customer have been working together to determine the extent and cost of the claim as well as to correct the deficiencies and allocate what management believes to be a shared liability amongst the Company and the claimant. At this point, the cost is not estimable and as such, no liability has been recorded in the consolidated financial statements of the Company. It is the opinion of management that any resulting claim, after sharing the liability with the customer, should be adequately covered by insurance and that the ultimate disposition or resolution of this claim will not have a material adverse effect on the consolidated financial position or results of operations and cash flows of the Company.

Note 17:	Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor’s Report on the consolidated financial statements and supplementary information, which is the date the consolidated financial statements were available to be issued.

QualSpec Group, LLC formerly Clearview Altech

Acquisition Company, LLC

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2013 and 2012

QualSpec Group, LLC formerly Clearview Altech Acquisition

Company, LLC

December 31, 2013 and 2012

Independent Auditor’s Report

To the Members

QualSpec Group, LLC

We have audited the accompanying consolidated financial statements of QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

San Antonio, Texas

March 25, 2014

QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current Assets
Cash	$538,301	$379,387
Accounts receivable, net of allowance for doubtful accounts of $987,061 for 2013 and $986,755 for 2012	15,718,941	14,007,080
Prepaid expenses	1,508,007	1,477,967
Income tax refund receivable	244,461	262,772
Other current assets	—	1,500
Deferred income tax asset	249,177	269,415

Total current assets	18,258,887	16,398,121

Property and Equipment, Net	8,397,219	6,909,767

Other Assets, Net
Goodwill	19,444,703	19,444,703
Intangibles, net	33,522,742	36,390,254
Deferred financing costs, net	251,064	495,928
Note receivable—related party	50,000	50,000
Other assets	61,454	56,454

Total other assets	53,329,963	56,437,339

	$79,986,069	$79,745,227

Liabilities and Members’ Equity
Current Liabilities
Accounts payable—trade	$2,482,212	$3,422,857
Accounts payable—related parties	615,133	608,995
Accrued expenses	5,028,180	4,014,437
Other current liabilities	—	330,067
Current portion of long-term debt	3,854,215	6,885,163

Total current liabilities	11,979,740	15,261,519
Long-term Debt, Net of Current Portion	33,370,105	25,959,365
Deferred Income Tax Liability	141,911	185,779
Other Long-term Liability	19,633	57,366

Total liabilities	45,511,389	41,464,029

Members’ Equity
Member units—preferred, issued and outstanding, 52,782 in 2013 and 66,982 in 2012	1,143,997	1,451,768
Member units—common, issued and outstanding, 1,696,832 in 2013 and 2,007,593 in 2012	36,907,616	43,643,005
Additional paid-in capital	1,138,297	804,129
Retained deficit	(6,323,384)	(8,909,963)
Accumulated other comprehensive loss	(19,633)	(57,366)

	32,846,893	36,931,573
Noncontrolling Interest	1,627,787	1,349,625

Total members’ equity	34,474,680	38,281,198

	$79,986,069	$79,745,227

See Notes to Consolidated Financial Statements

QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2013 and 2012

	2013	2012
Revenues	$140,015,262	$110,046,765
Cost of Sales	99,181,640	76,620,929

Gross Profit	40,833,622	33,425,836
Selling, General and Administrative Expenses	29,230,771	25,700,206

Income from Operations	11,602,851	7,725,630

Other Expenses
Interest	3,186,963	3,452,386
Management fees	624,225	544,123
Other nonoperating	1,819,391	3,134,118

	5,630,579	7,130,627

Income Before Provision for Income Tax	5,972,272	595,003
Provision for Income Tax	495,349	5,348

Net Income	5,476,923	589,655
Other Comprehensive Income (Loss)	37,733	(31,051)

Comprehensive Income	$5,514,656	$558,604

Amounts Attributable to Noncontrolling Interests
Net income	$5,476,923	$589,655
Net income attributable to noncontrolling interest	(466,626)	(145,199)

Net income attributable to Parent	$5,010,297	$444,456

Comprehensive income	$5,514,656	$558,604
Less comprehensive (income) loss attributable to the noncontrolling interest	(466,626)	(145,199)

Comprehensive income attributable to Parent	$5,048,030	$413,405

See Notes to Consolidated Financial Statements

QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC

Consolidated Statements of Members’ Equity

Years Ended December 31, 2013 and 2012

	Preferred Member Units	Common Member Units	Additional Paid-in Capital	Retained Deficit	Other Comprehensive Loss	Noncontrolling Interest	Total
Balance, December 31, 2011	$1,451,768	$43,643,005	$368,014	$(9,354,419)	$(26,315)	$1,204,426	$37,286,479
Net income	—	—	—	444,456	—	145,199	589,655
Change in fair value of interest rate swap	—	—	—	—	(31,051)	—	(31,051)
Unit option compensation	—	—	436,115	—	—	—	436,115

Balance, December 31, 2012	1,451,768	43,643,005	804,129	(8,909,963)	(57,366)	1,349,625	38,281,198
Net income	—	—	—	5,010,297	—	466,626	5,476,923
Redemption of member units	(307,771)	(6,735,389)	—	—	—	—	(7,043,160)
Member distributions	—	—	—	(2,423,718)	—	(188,464)	(2,612,182)
Change in fair value of interest rate swap	—	—	—	—	37,733	—	37,733
Unit option compensation	—	—	334,168	—	—	—	334,168

Balance, December 31, 2013	$1,143,997	$36,907,616	$1,138,297	$(6,323,384)	$(19,633)	$1,627,787	$34,474,680

See Notes to Consolidated Financial Statement

QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Operating Activities
Net income before attribution of noncontrolling interest	$5,476,923	$589,655
Net (income) attributable to noncontrolling interest	(466,626)	(145,199)

Net income attributable to QualSpec Group LLC	5,010,297	444,456
Items not requiring (providing) cash
Depreciation and amortization	5,377,280	5,182,641
Amortization of deferred financing costs	244,864	202,560
Unit option compensation	334,168	436,115
Paid-in-kind interest	286,476	458,499
Loss on sale of property and equipment	—	88,339
Deferred income taxes	(23,630)	(174,052)
Noncontrolling interest	466,626	145,199
(Increase) decrease in
Accounts receivable	(1,711,861)	(2,335,490)
Prepaid expenses	(30,040)	(78,367)
Income tax refund receivable	18,311	(150,940)
Other assets	(11,445)	2,940
Increase (decrease) in
Accounts payable	(940,645)	452,183
Other liabilities	—	149,108
Accrued expenses	683,676	2,123,912

Net cash provided by operating activities	9,704,077	6,947,103

Investing Activities
Proceeds from sales of property and equipment	—	342,264
Purchase of property and equipment	(3,989,275)	(1,929,605)
Loan to related party	—	(50,000)

Net cash used in investing activities	(3,989,275)	(1,637,341)

Financing Activities
Net borrowings (payments) on revolving credit facility	$—	$(2,800,000)
Redemption of member units	(7,043,160)	—
Member distributions	(2,612,182)	—
Proceeds from issuance of long-term debt	10,005,000	—
Long-term debt payments	(5,911,684)	(2,871,350)
Payments (to) from related party—net	6,138	(13,805)
Deferred financing costs	—	(135,000)

Net cash used in financing activities	(5,555,888)	(5,820,155)

Increase (Decrease) in Cash	158,914	(510,393)
Cash, Beginning of Year	379,387	889,780

Cash, End of Year	$538,301	$379,387

Supplemental Cash Flow Information
Interest paid	$2,901,973	$2,994,293

Income taxes paid	$328,220	$54,085

Change in fair value of swap contract	$37,733	$(31,051)

Equipment purchased with debt	$—	$141,060

See Notes to Consolidated Financial Statements

QualSpec Group, LLC formerly Clearview Altech Acquisition Company, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1:	Organization and Description of Business

QualSpec Group, LLC (QualSpec) formerly Clearview Altech Acquisition Company, LLC (Company) was incorporated in October 2008 for the purpose of acquiring 100 percent of the common stock of Altech Inspections, Inc. (Altech). In 2009, the Company acquired certain assets of another business, IESCO, Inc. (IESCO), a California based company. In 2011, the Company also acquired certain assets of two additional Companies, T.C. Inspections, Inc. and Hawk Rope Access, Inc., both based in California. During 2013, the assets and operations of TC Inspections and Hawk Rope Access were merged into IESCO. Also, in 2013, the Company changed its name to QualSpec Group, LLC and changed the names of the acquired entities of Altech and IESCO to QualSpec, Inc. and QualSpec, LLC in order to create one firm with an expanded geographical footprint from which to provide its advanced service offerings.

QualSpec Group, LLC provides inspection and non-destructive testing services to customers in the refinery, petrochemical and other industries located throughout the United States. Additionally QualSpec also provides specialty access services for industries such as oil platforms, hydroelectric plants, bridges, shipping and other type facilities with difficult to reach locations.

QualSpec, Inc., has facilities in Corpus Christi and Houston, Texas, and Sulphur and New Orleans, Louisiana. QualSpec, LLC has facilities in Torrance, Nipomo, Bakersfield and Rodeo, California.

Note 2:	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, QualSpec Inc., and its 93.5 percent common ownership interest in QualSpec, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

In accordance with the guidance in FASB ASC 810-10-65, Transition Related to FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, the Company includes the net loss and comprehensive loss attributable to the noncontrolling interest in the consolidated statements of income and members’ equity. Any losses attributable to the noncontrolling interest will be allocated to the noncontrolling interest even if the carrying amount of the noncontrolling interest is reduced below zero. Any changes in ownership that do not result in a loss of control will be accounted for as equity transactions.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Pursuant to legislation enacted in 2010, the FDIC fully insured all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions. This legislation expired on December 31, 2012. Beginning January 1, 2013, noninterest-bearing transaction accounts are subject to the $250,000 limit on FDIC insurance per covered institution. At December 31, 2013, the Company’s cash accounts exceeded federal insured limits by approximately $1,190,000.

Revenue Recognition

Revenues are recognized when the inspection services are performed.

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable represent amounts billed and unbilled for inspection services and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company does not require collateral from its customers. As of December 31, 2013 and 2012, the allowance for doubtful accounts was $987,061 and $986,755, respectively.

Property and Equipment

Property and equipment are stated at cost or estimated fair value (if acquired) as of the acquisition date and are depreciated or amortized over the estimated useful life of each asset using the straight-line method. Estimated useful lives are as follows:

Years
Field equipment	1 - 7
Office equipment	3 - 10
Transportation equipment	3 - 10
Software	3 - 5
Buildings and improvements	40

Maintenance and repairs, which neither add to the value of the property nor appreciably prolong its useful life, are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in income.

Impairment of Long-lived Assets

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Intangible Assets

Identifiable, amortizable intangible assets are being amortized on a straight-line basis over periods of 5 to 15 years based upon the nature of the identifiable intangible asset. All such assets are periodically evaluated as to recoverability of their carrying values.

Goodwill

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Derivatives

Derivatives are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. For exchange-traded contracts, fair value is based on quoted market prices. For nonexchange-traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value may require significant management judgment or estimation.

Income Taxes

The Company’s members have elected to have the Company’s income taxed as a partnership under provisions of the Internal Revenue Code (IRC) and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns. QualSpec, Inc., is a C corporation for federal and state income tax purposes and, therefore, income taxes are accounted for in accordance with ASC 740, Accounting for Income Taxes. The income tax accounting guidance results in two components of income tax expense, current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. QualSpec, Inc., determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Self-Insurance

QualSpec has elected to self-insure certain costs related to its health and dental insurance programs for its employees. Costs resulting from noninsured losses are charged to income when incurred. The Company has purchased insurance that limits its exposure for individual and aggregate claims.

Unit Incentive Plan

At December 31, 2013 and 2012, the Company has a unit-based employee compensation plan, which is described more fully in Note 7.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized appreciation (depreciation) on the fair value of the derivative financial instruments.

Reclassifications

Certain reclassifications have been made to the 2012 consolidated financial statements to conform to the 2013 financial statement presentation. These reclassifications had no effect on net loss or comprehensive loss.

Note 3:	Property and Equipment

A summary of property and equipment as of December 31, 2013 and 2012, is as follows:

	2013	2012
Land	$199,226	$199,226
Buildings	1,982,659	1,958,233
Leasehold improvements	303,228	200,814
Inspection equipment	11,482,532	7,853,326
Office equipment and furniture	1,098,100	1,046,677
Software	1,079,841	957,058
Vehicles	2,507,918	2,456,803

	18,653,504	14,672,137
Less accumulated depreciation	10,256,285	7,762,370

	$8,397,219	$6,909,767

Depreciation expense for the years ended December 31, 2013 and 2012, amounted to $2,503,392 and $2,297,420, respectively.

Note 4:	Acquired Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets and goodwill at December 31, 2013 and 2012, is as follows:

	2013		2012
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets
Covenant not to compete	$800,380	$735,111	$800,380	$585,905
Customer list	30,773,340	12,703,248	30,773,340	9,984,942

	31,573,720	13,438,359	31,573,720	10,570,847
Unamortizable intangible assets
Trade name	15,387,381	—	15,387,381	—

	$46,961,101	$13,438,359	$46,961,101	$10,570,847

Goodwill
QualSpec, Inc.	$9,213,254		$9,213,254
QualSpec, LLC	10,231,449		10,231,449

Goodwill	$19,444,703		$19,444,703

Amortization expense for the above intangible assets was $2,873,888 and $2,885,221 for the years ended December 31, 2013 and 2012, respectively. Estimated amortization expense for the next five years is as follows:

Years Ending December 31,
2014	$2,712,586
2015	$2,712,586
2016	$2,712,586
2017	$2,712,586
2018	$2,712,586

	2013	2012
Goodwill balance at beginning of year	$19,444,703	$19,444,703
Additional costs capitalized as goodwill	—	—

Goodwill balance at end of year	$19,444,703	$19,444,703

There was no change in the carrying amount of goodwill for the years ended December 31, 2013 and 2012.

Note 5:	Long-term Debt

	2013	2012
Senior debt	$22,750,000	$15,710,000
Senior subordinated debt	8,974,320	11,504,818
Sellers notes	5,500,000	5,500,000
Revolving credit facility	—	—
Installment note	—	129,710

	37,224,320	32,844,528
Less current maturities—amortizing	3,000,000	2,916,002
Less current maturities—excess cash flow	854,215	3,969,161

	$33,370,105	$25,959,365

Senior Term Loan and Revolving Credit Facility

At December 31, 2013, the Company has a senior secured term credit facility with an amended aggregate term advance amount of $25,000,000 and a $7,000,000 senior secured revolving credit facility that are administered by the senior lender. At December 31, 2012, the secured term credit agreement had an original balance of $20,000,000.

The senior secured term credit facility is secured by real and personal property, including accounts receivable, inventory, equipment and intangible assets. The term loan bears interest at a floating rate or LIBOR plus an applicable margin. At December 31, 2013, the Company had elected a LIBOR rate of .24 percent plus the base rate of 4.5 percent with an effective overall rate of 4.74 percent. The loan is payable quarterly with principal due in consecutive quarterly installments of $750,000, through April 5, 2015, at which time all remaining unpaid principal on the term advances will be due and payable.

The $7,000,000 senior secured revolving facility is secured by real and personal property, including accounts receivable, inventory, equipment and intangible assets. Advances on the revolver are limited to a borrowing base of the revolving cap or 85 percent of eligible accounts receivable as defined in the Credit Agreement. The revolving facility bears interest at a floating rate or LIBOR plus an applicable margin with interest payable quarterly. At December 31, 2013, the Company had elected the floating rate of 6.75 percent. The revolving facility matures April 5, 2015.

The senior loan and revolving credit facilities include various covenants which impose a number of financial ratio requirements and restrictive covenants that, among other things, limit the Company’s ability to incur additional indebtedness, create liens, or pay dividends. In addition, as defined in the agreement, the facilities also require mandatory principal prepayments equal to 75 percent of excess cash flow as defined. The agreement also provides for a 50 percent excess cash flow prepayment if a certain leverage ratio is met at the end of each year. At December 31, 2013 and 2012, excess cash flow principal payments due, as defined, amount to $854,215 and $3,969,161, respectively; these are classified as current maturities in the accompanying consolidated financial statements. All voluntary prepayments of debt shall include a premium of $135,000 if paid prior to the third anniversary, unless such prepayment meets certain conditions as defined in the credit facility. The Company was in compliance with the loan covenants at December 31, 2013.

The loan agreement also requires the Company to pay an Unused Fee that is defined as the product of an annual rate equal to one-half of one percent (0.50 percent) and the daily rate average amount by which the sum of the aggregate revolving commitment exceeds the revolving facility outstanding amount, payable quarterly in arrears. Any Unused Fee remaining unpaid on the revolving commitment termination date shall be due and payable on such date.

Senior Subordinated Debt

The Company has four Senior Subordinated Debt agreements at December 31, 2013 and 2012. Subordinated Debt Series A in the original amount of $6,000,000 was used to fund a portion of the Altech acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $1,034,090 in principal and interest added on this note. As of December 31, 2013, the outstanding balance owed was $3,183,675 of which $44,218 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2012, the outstanding balance owed was $4,132,070 of which $194,725 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on November 5, 2015.

The Subordinated Debt Series B in the original amount of $6,000,000 was used to fund a portion of the IESCO acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 12 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $1,025,494 in principal and interest added on this note. As of December 31, 2013, the outstanding balance owed was $3,384,027 of which $45,706 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2012, the outstanding balance owed was $4,287,665 of which $317,987 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on November 5, 2015.

The Subordinated Debt Series C-1 in the original amount of $2,375,000 was used to fund a portion of the TC Inspections acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $378,267 in principal and interest added on this note. As of December 31, 2013, the outstanding balance owed was $1,206,426 of which $15,834 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2012, the outstanding balance owed was $1,538,381 of which $90,925 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on November 5, 2015.

The Subordinated Debt Series C-2 in the original amount of $2,375,000 was used to fund a portion of the Hawk Rope Access acquisition, which now bears interest at 14 percent, payable in arrears. On each interest payment date, the Company has the option to either pay the entire interest amount in cash or pay in cash an amount which would have accrued as if the interest rate was 12 percent and then add to the principal balance of the note the portion of accrued interest not paid in cash. Amounts added to principal, if any, bear interest at 14 percent. In connection with the First Amendment to Mezzanine Subordination Agreement, the Company prepaid $378,298 in principal and interest added on this note. As of December 31, 2013, the outstanding balance owed was $1,200,192 of which $16,286 represents interest which has been added to principal pursuant to this option during 2013. As of December 31, 2012, the outstanding balance owed was $1,546,702 of which $91,242 represents interest which has been added to principal pursuant to this option. The principal balance is due in full on November 5, 2015.

The Company had the option to prepay the Subordinated Debt Series A and Series B, in whole or in part, in amounts equal to the lesser of the aggregate amount of the principal amount outstanding on the Subordinated Debt or in an integral multiple of $100,000 with a minimum of $500,000.

There were no such prepayments made on the Series A. Prepayments of Subordinated Debt Series B shall include a premium, unless arising from a sales transaction, equal to the present value of all future interest payments computed using the treasury 5-year note rate for the week ending prior to the date of payment plus 1 percent if made by October 4, 2013.

These loans are subject to certain financial and restrictive covenants that, among other things, limit the Company’s ability to incur additional indebtedness, create liens and pay dividends. The Company was in compliance with the covenants on these loans at December 31, 2013.

All borrowings pursuant to the Subordinated Debt are secured by the assets of the Company.

Seller Notes

In connection with the Altech acquisition, the Company entered into various note agreements with the selling shareholders of Altech in the aggregate amount of $2,000,000. These notes bear interest at 8 percent, payable quarterly in arrears and are due on April 29, 2015.

In connection with the IESCO acquisition, the Company entered into a note agreement with the selling shareholder of IESCO in the amount of $2,000,000. This note bears interest at 10 percent, payable quarterly in arrears and is due on April 5, 2016.

In connection with the TC Inspections and Hawk Rope Access acquisitions, the Company also entered into a note agreement with the selling shareholder of T. C. Inspections, Inc., and Hawk Rope Access, Inc., in the amount of $1,500,000. This note bears interest at 8 percent, payable quarterly in arrears and is due on April 5, 2016.

Installment Note

The installment note payable balance outstanding at December 31, 2012, was $129,710. This note was to finance equipment and was due in monthly payments of $4,667 which included interest calculated at 6 percent, the note was paid off during 2013.

Debt Financing Costs

In connection with the issuance of the senior secured term and revolving credit facility, and Subordinated Debt, during 2011, the Company incurred financing costs of $1,079,679, which have been deferred and are being amortized as additional borrowing costs utilizing the interest method over the life of the related borrowings. Amortization expense for the years ended December 31, 2013 and 2012, was $244,864 and $202,560, respectively.

Senior and Subordinated Debt Amendments

Effective May 8, 2013, QualSpec entered into the Fourth Amendment to Credit Agreement (Fourth Amendment) with its senior lender which increased the aggregate amount of the lenders commitment up to $25,000,000 and provided for the payment of amounts due in connection with the redemption of members’ units disclosed in Note 11.

In connection with the Fourth Amendment to Credit Agreement with its senior lender discussed above, the Company simultaneously entered into a First Amendment To Mezzanine Subordination Agreement with all of its senior subordinated debt holders, which increased the maximum senior debt amount to $41,005,000 and provided for the prepayment of certain principal amounts on the subordinated notes not to exceed $2,861,840. Along with the First Amendment to the Mezzanine Subordination Agreement, the Company also amended the Securities Purchase Agreement which changed the interest rates on all four of the senior subordinated notes to 14 percent per annum.

On May 31, 2012, the Company entered into the Second Amendment to Credit Agreement (Second Amendment) with its senior lender whereby the aggregate amount of the lender’s revolving commitment was temporarily increased by $2,500,000 to an aggregate amount equal to $9,500,000 for the period from and including the First Amendment Effective Date but excluding September 30, 2012 (and the aggregate amount of the Lenders’ Revolving Commitments decreased to $7,000,000 on September 30, 2012). Simultaneously, the Company entered into the Fourth Amendment to Amend and Restated Securities Purchase Agreement and Waiver with its senior subordinated lenders. These Agreements restated the total leverage ratio, the senior leverage ratio and the fixed charge ratio coverage requirements for the Company resetting the financial covenants beginning in the second quarter of 2012.

Long-term Debt Maturities

Aggregate annual maturities of long-term debt at December 31, 2013, are:

Year Ending December 31,

2014	$3,854,215
2015	29,870,105
2016	3,500,000

$37,224,320

Note 6:	Derivative Financial Instruments

As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, in 2011, the Company entered into an interest rate swap agreement related to its senior secured term credit facility with the original balance of $20,000,000. The swap agreement provides for the Company to receive interest from the counterparty at LIBOR and to pay interest to the counterparty at a fixed rate of 0.89 percent on a notional amount of $6,425,000 and $9,285,000 at December 31, 2013 and 2012 respectively.

Management has designated the 2011 interest rate swap agreement as cash flow hedging instruments and determined that the agreement did qualify for hedge accounting under the provisions of ASC 815. The liability fair value at December 31, 2013 and 2012, of the swap agreement amounted to $(19,633) and $(57,366), respectively.

The following summarizes the location and liability fair value amounts of all derivative contracts in the consolidated financial statements as of and for the years ended December 31, 2013 and 2012:

2013
Derivatives	Location of Derivative Gain (Loss)	Amount
Derivatives designated as hedging contracts
Unrealized gain on interest rate swaps	Comprehensive income	$37,733

		$37,733

Derivatives not designated as hedging contracts
Realized gain on interest rate swaps	Interest expense, net	$—

2012
Derivatives	Location of Derivative Gain (Loss)	Amount
Derivatives designated as hedging contracts
Unrealized loss on interest rate swaps	Comprehensive income	$(31,051)

		$(31,051)

Derivatives not designated as hedging contracts
Realized loss on interest rate swaps	Interest expense, net	$—

2013
Derivatives	Balance Sheet Location	Amount
Derivatives designated as hedging contracts
Interest rate swap contract	Other long-term liabilities	$(19,633)

Total derivatives		$(19,633)

2012
Derivatives	Balance Sheet Location	Amount
Derivatives designated as hedging contracts
Interest rate swap contracts	Other long-term liabilities	$(57,366)

Total derivatives		$(57,366)

Note 7:	Unit Incentive Plan

The Company has a Unit Incentive Plan (Plan Agreement) under which employees and others may be granted options to purchase membership interests in the Company (Units). The Plan provides for the grant of up to 184,567 Units and can be issued as First Half of the Plan Units (First Half) and Second Half of the Plan Units (Second Half). Options issued pursuant to the Plan (i) expire no later than ten years from the grant date, (ii) vest ratably on the first, second, third and fourth anniversary date of the option grant with options becoming immediately exercisable in full upon a change in control only upon the board of directors of the Company electing to accelerate vesting, as defined in the Plan Agreement, and (iii) terminate upon the earliest of the (a) tenth anniversary date, (b) a violation of business covenants, as defined in option holder’s employment agreement, (c) an earlier termination in accordance with the terms of the Plan Agreement and (d) a change in control, as defined. All option Unit holders that exercise their options become subject to the terms of the Company’s LLC agreement.

The fair value of each option award is estimated on the date of grant using a binomial option valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of comparable companies that operate in the Company’s general industry group. The Company uses historical data to estimate option exercise and employee termination within the valuation model. In addition, separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from management’s expectation of the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.

	2013	2012
Expected volatility	51%	51%
Expected dividends	0%	0%
Risk-free rate	3%	3%
Expected terms (in years)	5	5

A summary of option activity under the Plan as of December 31, 2013, and changes during the year then ended, is presented below:

First Half of Plan Units	Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance, beginning of year	144,548	$26.20	6.58
Granted	—	—
Exercised	—	—
Forfeitures	(50,000)	30.39	8.50

Outstanding, end of year	94,548	$23.98	5.56

Exercisable, end of year	90,918	$24.07

Second Half of Plan Units	Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance, beginning of year	40,020	$38.37	7.60
Granted	—	—	—
Exercised	—	—	—
Forfeitures	(10,000)	50.50	8.50

Outstanding, end of year	30,020	$34.33	7.30

Exercisable, end of year	26,959	$34.70

The unit-based compensation expense for the years ended December 31, 2013 and 2012, was $334,166 and $436,115, respectively.

A summary of the status of the Company’s nonvested units as of December 31, 2013, is presented below:

First Half of Plan Units	Units	Weighted Average Grant Date Fair Value
Beginning of year	98,603	$8.54
Granted	—	—
Vested	(44,973)	9.39
Cancelled	—
Forfeited	(50,000)	7.89

Nonvested, end of year	3,630	$10.34

Second Half of Plan Units	Units	Weighted Average Grant Date Fair Value
Beginning of year	23,761	$6.05
Granted	—	—
Vested	(10,130)	6.98
Cancelled	—	—
Forfeited	(10,000)	5.04

Nonvested, end of year	3,631	$8.19

As of December 31, 2013 and 2012, there was $39,690 and $797,643 of total unrecognized compensation cost related to nonvested unit-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.5 years. The total fair value of units vested during the year ended December 31, 2013, was $856,778.

Note 8:	Related Party Transactions

Pursuant to a management fee agreement, the management company of the Company’s majority member provides general strategic and business advisory services to the Company for an annual management fee equal to 4 percent of annual consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) plus reasonable out-of-pocket expenses. During 2013 and 2012, the Company incurred $624,225 and $523,945, respectively, in management fees and expenses pursuant to this agreement of which $13,923 and $28,104 was payable at December 31, 2013 and 2012.

The Company’s Subordinated Debt Agreements, as discussed in Note 6, are with members of the Company. Total interest expense incurred during 2013 and 2012 relating to these agreements was $1,489,292 and $1,851,965, respectively.

In 2008 the Company entered into note agreements with the selling shareholders of Altech as discussed in Note 6. These shareholders are also members of the Company. Total interest expense incurred during 2013 and 2012 was $160,000 for each year.

In 2009, the Company entered into a note agreement with the selling shareholder of IESCO, Inc., as discussed in Note 6. This shareholder is also a member of the Company. Total interest expense incurred during 2013 and 2012, was $169,995 and $160,000, respectively.

In 2011, the Company entered into a note agreement with the selling shareholder of T.C. Inspections, Inc., and Hawk Rope Access, Inc. This shareholder is also a member of the Company. Total interest expense incurred during 2013 and 2012 was $120,000 for each year.

The Company also leases two of its office facilities under different operating leases from certain of the selling shareholders of IESCO and T.C. Inspections, Inc. Both leases expire in 2014. Total rent expense for 2013 and 2012 amounted to $224,400. The lease payments due to related parties in 2014 totals $166,100.

The acquisition of T.C. Inspections, Inc., and Hawk Rope Access, Inc., included a contingent amount based upon the attainment of a minimum working capital balance, as adjusted, as of the closing date. The final working capital requirement was achieved and resulted in additional consideration due of $1,105,610 of which $600,000 was deposited into an escrow account at closing. The resulting net working capital adjustment payable at December 31, 2013 and 2012, amounted to $505,609 which is due to the seller shareholder of T.C. Inspections, Inc., and Hawk Rope Access, Inc. In addition, the Company had various transactions with T.C. Inspections, Inc., and Hawk Rope Access, Inc., resulting in an additional amount due of $95,601 and $75,281 as of December 31, 2013 and 2012, respectively.

The note receivable related party includes a $50,000 secured promissory note. The note is secured by a pledged interest in the borrower’s ownership units in the Company, with interest at 6 percent payable on a quarterly basis. The note matures on the earlier of August 2017 or the occurrence of a liquidity event affecting the Company.

Note 9:	Commitments

Employment Agreements

The Company had entered into employment contracts with certain employees who are also Unit holders of the Company. Under the terms of these contracts, the Company will pay salaries for the performance of the employees’ duties and responsibilities as specified in the respective agreements. Future minimum obligations relating to these agreements aggregate approximately $2,295,000. Total expense recorded in the accompanying statement of income and comprehensive loss for these agreements during 2013 and 2012, was approximately $1,961,000 and $1,719,000, respectively.

Self-Insurance

QualSpec self-insures individual claims for amounts up to $140,000. Any amounts claimed above these limits are covered by a reinsurance policy up to maximum claim amounts of $2,000,000 per individual. Provisions for losses incurred but not reported expected under these programs totaled $160,000 and $62,510 as of December 31, 2013 and 2012, respectively.

Note 10:	Income Taxes

The Company and each of its subsidiaries files separate income tax returns in the U.S. federal jurisdiction and various state jurisdictions. With a few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

The income tax expense (benefit) attributable to the years ended December 31, 2013 and 2012, consists of the following components:

	2013	2012
Current
Federal	$275,000	$(90,643)
State	243,979	270,043

	518,979	179,400

Deferred
Federal	(23,630)	(174,052)

	(23,630)	(174,052)

	$495,349	$5,348

The reconciliation between the federal U.S. corporate tax rate of 34 percent and the Company’s effective tax rate for the period ended December 31, 2013 and 2012, is as follows:

	2013	2012
Expected tax (benefit)	$2,030,572	$202,300
Non-deductible Company expenses	519,590	519,590
Nondeductible expenses	34,407	41,626
State income taxes, net of federal benefit	34,726	33,654
(Income) losses reported by pass-through entities	(2,259,978)	(972,263)
State income taxes reported by pass-through entities	141,845	171,060
Other	(5,813)	9,381

Income tax	$495,349	$5,348

The tax effect of temporary differences which give rise to deferred tax assets and liabilities at December 31, 2013 and 2012, is as follows:

	2013	2012
Deferred tax assets – current
Accrued wages and bonuses	$139,460	$208,586
Allowance for doubtful accounts	109,717	60,132
Other	—	697

Total deferred tax assets	249,177	269,415

Deferred tax liabilities – long-term
Other	(723)	(10,642)
Depreciation	(141,188)	(175,137)

Total deferred tax liabilities	(141,911)	(185,779)

Net deferred tax liability	$107,266	$83,636

Note 11:	Members’ Equity

Preferred Member Units

On August 1, 2010, the QualSpec Group formerly Clearview Altech Acquisition Company authorized and issued 36,284 shares of Class A-1 and 30,698 shares of Class A-2 preferred member units for $1,500,000 in contributed cash. Both Class A-1 and Class A-2 preferred shares are entitled to an 18 percent return compounded annually on such member’s unrecovered capital account, as defined. The undistributed preferred return at December 31, 2013 and 2012, amounted to approximately $1,149,000 and $744,000, respectively. The preferred shares are also entitled to distribution preferences equal to the aggregate excess of the preferred return over previous distributions and any remaining unrecovered capital. Once the preferred shares unreturned capital accounts are reduced to zero, the shares cease to be preferred.

Redemption of Member Units

During 2013, QualSpec re-acquired 310,760.90 shares of its common units, 7,414.18 shares of the Class A-1 and 6,785.92 shares of the Class A-2 preferred member units from two members in exchange for cash in the amount of $7,043,160 and an additional payment of $100,000 to one certain member that was the former selling shareholder of IESCO, Inc., to secure a non-compete and non-solicitation agreement.

Member Distributions

Member distributions amounting to $2,612,182 were made as tax distributions in accordance with the terms of the limited liability company agreement.

Note 12:	Significant Customers

During the years ended December 31, 2013 and 2012, revenue from the Company’s five largest customers represented 70 percent and 59 percent, respectively, of total revenue. The Company’s accounts receivable from customers with the five largest balances at December 31, 2013 and 2012, represented 58 percent and 36 percent, respectively, of total accounts receivable.

Note 13:	Benefit Plans

The Company has a 401(k) retirement plan covering all eligible employees. Participants in the plans may contribute up to 50 percent of their compensation, subject to Internal Revenue Service (IRS) limitations. A discretionary matching contribution can be made as established by the Company subject to IRS limitations. Total expense charged to operations during the years ended December 31, 2013 and 2012, amounted to $985,438 and $634,856, respectively.

Note 14:	Operating Leases

Non-cancellable operating leases for offices expire in various years through 2023. These leases generally contain renewal options for periods ranging from one-to-six years and require the Company to pay all executory costs (property taxes, maintenance and insurance). Rental payments include minimum rentals.

Future minimum lease payments at December 31, 2013, were:

2014	$567,144
2015	$372,911
2016	$378,153
2017	$381,504
2018	$389,150
Thereafter	$1,359,821

Rental expense for all operating leases for 2013 and 2012 amounted to $562,655 and $507,143, respectively.

Note 15:	Disclosures About Fair Values of Assets and Liabilities

The Company has adopted ASC Topic 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Interest Rate Swap

The fair value liability of the interest rate swap was $19,633 and $57,366 for 2013 and 2012, respectively, and is estimated using forward-looking interest rate curves and discounted cash flows that are observable or that can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy.

The following table presents the fair value measurements of assets and (liabilities) recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2013 and 2012:

		2013
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Interest rate swap
Huntington National Bank	$(19,633)	$—	$(19,633)	$—

	$(19,633)	$—	$(19,633)	$—

		2012
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Interest rate swap
Huntington National Bank	$(57,366)	$—	$(57,366)	$—

	$(57,366)	$—	$(57,366)	$—

The following methods and assumptions were used to estimate the fair values of all other classes of financial instruments:

Cash

The fair value of cash approximates the carrying amount.

Receivables

The fair value of receivables approximates the carrying amount because of the short-term maturity of these instruments.

Note Receivable – Related Party

The fair value of the note receivable approximates the carrying amount because the stated rate on the note approximates the rate for similar notes.

Debt

The fair value of debt is based on the discounted future cash flows using the Company’s incremental borrowing rate for each type of financing. At December 31, 2013 and 2012, the stated rate on the debt approximates the incremental borrowing rate.

Note 16:	Contingency

The Company has been notified of a potential claim resulting from its inspection of certain utility pipelines and has put its insurance carriers on notice of such assertions. Management has been cooperating in the re-inspection and assessment of this potential claim, however, no determination of any potential liability related to this potential claim can be made. It is the opinion of management that any resulting claim will be adequately covered by insurance and that the ultimate disposition or resolution of such claim will not have a material adverse effect on the consolidated financial position or results of operations and cash flows of the Company.

Note 17:	Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor’s Report on the consolidated financial statements and supplementary information, which is the date the consolidated financial statements were available to be issued.